Exhibit 99.3

news release

FOR RELEASE:
November 12, 2008

NASDAQ: SNIC

Revised: Sonic Solutions Reports Financial Results for Second
Fiscal Quarter Ended September 30, 2008

Novato, California (November 12, 2008) - Sonic Solutions® (NASDAQ: SNIC) today announced revised financial results for the second fiscal quarter ended September 30, 2008:

Summary Financial Results
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2008 (Non-GAAP)	2008 (GAAP)	2007 (Non-GAAP)	2007 (GAAP)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$31,076	$31,076	$32,270	$32,270

Gross profit	$23,061	$21,726	$24,710	$23,514

Net income (loss)	$(1,238)	$(3,694)	$(143)	$(2,153)

Net income (loss) per diluted share	$(0.05)	$(0.14)	$(0.01)	$(0.08)

	Six Months Ended September 30,
	2008 (Non-GAAP)	2008 (GAAP)	2007 (Non-GAAP)	2007 (GAAP)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$61,189	$61,189	$62,381	$62,381

Gross profit	$46,655	$44,134	$48,089	$45,697

Net income (loss)	$(3,492)	$(7,333)	$(68)	$(4,110)

Net income (loss) per diluted share	$(0.13)	$(0.28)	$(0.00)	$(0.16)

Revised Information

The results reported above reflect (a) a decrease in net non-GAAP net loss for the six months ended September 30, 2008 from the $3.9 million reported in our November 5, 2008 press release to $3.4 million and (b) a decrease in net non-GAAP net loss per diluted share for the six months ended September 30, 2008 from the $(0.15) reported in the November 5, 2008 release to $(0.13). The above results also reflect the correction of a numerical transposition between 2007 non-GAAP and GAAP gross profit for the three months ended September 30, 2007, and properly report that non-GAAP and GAAP gross profit for this period were $24.7 million and $23.5 million, respectively.

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

Non-GAAP Presentation

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we report the following non-GAAP financial measures in presenting results and giving guidance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share. We also provide guidance regarding our projected earnings before interest, taxes, depreciation and amortization, excluding restructuring expense, stock option review expense and share-based compensation (“Adjusted EBITDA”). Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures but should be considered in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the most directly comparable GAAP financial measures, offer a more complete understanding of factors and trends affecting our business. Our non-GAAP presentations should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision-making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results and budget planning decisions. We use these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. As illustrated by the above table, the effect of calculating these financial measures on a non-GAAP basis is to increase our gross profit and decrease our net loss and net loss per fully diluted share for the second fiscal quarter and the six months ended September 30, 2008 and September 30, 2007. Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures and guidance are (a) the non-GAAP measures provide a view of our earnings that does not include all of our expense obligations for the period in question, and (b) this may limit the comparability of our results to those of other companies who have treated such matters differently. We compensate for these limitations by providing full disclosure of the effects of these non-GAAP measures and guidance. Additionally, we present reconciliations between non-GAAP measures and their most directly comparable GAAP measures for non-GAAP historical information and, to the extent available without unreasonable efforts, for non-GAAP forward-looking information, all so that investors can use the information to perform their own analysis.

Additional information regarding our non-GAAP financial measures and adjustments is as follows:

Acquisition-Related Intangible Amortization.  Under purchase accounting rules, some portion of an acquisition purchase price is allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. Our GAAP presentations include amortization on all acquired intangibles from prior transactions we have consummated. We have excluded the effect of amortization of acquired intangibles from our calculation of the following: non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA. Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions. Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations. Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues. This amortization expense will recur in future periods.

Share-Based Compensation Expense Adjustment. We have excluded the effect of our share-based compensation expense from our calculation of the following: non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operational decision-making and for evaluating our own recurring core business operating results over different periods of time. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use under Statement of Financial Accounting Standards No.123R, which governs the accounting treatment for share-based compensation, we believe that providing non-GAAP financial measures that exclude this share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results with those of other companies. Share-based compensation has been a significant non-cash recurring expense in our business and has been used as a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. Share-based compensation expense will recur in future periods.

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

Stock Option Review Expense Adjustment. We have excluded the effect of our stock option review expenses from our calculation of the following: non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operations decision making and for evaluating our own recurring core business operating results over different periods of time. We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results. Stock option review expense will most likely decrease, but could recur in future periods until all matters associated with the review have been completed.

Restructuring Expense Adjustment. We have excluded the effect of our restructuring expense from our calculation of the following: non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA. These expenses are primarily associated with the restructuring actions announced in June and October 2008. As these expenses are in direct association with the recently-announced restructurings, we believe that providing non-GAAP financial measures that exclude this restructuring expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results over different periods of time.

Adjusted EBITDA. We provide guidance regarding our Adjusted EBITDA. We believe this performance measure is useful to investors because (a) it corresponds more closely to the cash operating income generated from our core operations by excluding significant non-cash operating expenses such as stock-based compensation as well as certain other expenses, such as restructuring charges and stock option review expenses, that do not arise out of our core ongoing operating activities, and (b) it provides greater insight into management decision-making, as Adjusted EBITDA is one of our primary internal metrics for evaluating the performance of our business.

Non-GAAP Reconciliations

As noted above and as reflected in the reconciliation tables contained in this release, we have provided reconciliations between the historical non-GAAP measures that we have disclosed and the most directly comparable GAAP measures. We have not a provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts. Although we cannot provide a full quantitative reconciliation of these forward-looking measures, we have provided certain projections and other information that is available to us at this time (see “Guidance” below in this release). Certain of this information (for example, our expectations regarding non-GAAP operating expense for the quarter ending March 31, 2009) is non-quantitative in nature, and other information (for example our expectations regarding non-GAAP operating expense for the quarter ending December 31, 2008 and Adjusted EBITDA for the quarter ending March 31, 2009) describes a range of potential quantitative results. In addition, we do not currently have sufficient information regarding our future activities to accurately provide reconciling information relating to our operating margins for the quarter ending March 31, 2009. We believe the probable significance of our providing forward-looking non-GAAP financial measures without full reconciliation to the most directly comparable projected GAAP financial measures is that investors and analysts will have certain information that we believe to be useful and meaningful regarding our future projected results and opportunities, but that they will not have a complete picture of all of our projected financial results on a GAAP basis and they may be unable to accurately compare our projected results to projected results of other companies who may have treated such matters differently. We believe that, given the inherit uncertainty always present for forward-looking projections, our investors will be able to understand and appropriately take into account the limitations in the information we have provided. Investors are cautioned that, while we cannot predict the occurrence, timing or amount of all non-GAAP items that we exclude from our non-GAAP financial measures, the actual effect of these items, when determined could potentially be significant to the calculation of our GAAP financial measures for future calendar periods.

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

Guidance

For the third fiscal quarter ending December 31, 2008, we anticipate net revenue will be at least $32 million. Cost of revenue, excluding expenses related to the amortization of intangibles, will be down sequentially, which will increase our non-GAAP gross margin to approximately 77%. Non-GAAP operating expense should also be down from the second quarter due largely to cost-savings recognized from the headcount reduction and is estimated to be no more than $24 million, resulting in non-GAAP net income for the quarter of approximately $0.9 million or $0.03 per share. As noted on our November 5, 2008 earnings conference call, we expect that our Adjusted EBITDA for the quarter ending December 31, 2008 will be approximately $2 million.

For the fourth quarter ending March 31, 2009, we anticipate net revenue will be at least $35 million and approximately $128 million for fiscal 2009. Operating expense should decrease as a result of the restructuring, which should enable us to generate Adjusted EBITDA of at least $5 million, or more, if revenues are higher. This is a revision of our earlier forecast of at least $7 million and takes into account conservative revenue assumptions for the remainder of the year.

Sonic Solutions
Consolidated Statements of Operations
(In thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net revenue	$31,076	$32,270	$61,189	$62,381
Cost of revenue	9,350	8,756	17,055	16,684
Gross profit	21,726	23,514	44,134	45,697

Operating expenses:
Marketing and sales	9,645	9,303	19,446	17,944
Research and development	10,575	11,650	22,256	23,296
General and administrative	5,177	6,562	11,897	12,609
Restructuring	267	245	1,541	245
	25,664	27,760	55,140	54,094
Operating loss	(3,938)	(4,246)	(11,006)	(8,397)

Other income (expense), net	(476)	689	(609)	1,030
Loss before income taxes	(4,414)	(3,557)	(11,615)	(7,367)

Provision (benefit) for income taxes	(720)	(1,404)	(4,282)	(3,257)
Net Loss	$(3,694)	$(2,153)	$(7,333)	$(4,110)

Net loss per share:
Basic	$(0.14)	$(0.08)	$(0.28)	$(0.16)
Diluted	$(0.14)	$(0.08)	$(0.28)	$(0.16)
Shares used in computing net loss per share:
Basic	26,533	26,223	26,474	26,210
Diluted	26,533	26,223	26,474	26,210

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

Sonic Solutions
Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30,	March 31,
	2008	2008 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,272	$61,955
Restricted cash and cash equivalents	456	454
Short-term investments	-	1,050
Accounts receivable, net of allowances of $3,267 and $3,901 at September 30, 2008 and March 31, 2008, respectively	14,420	15,773
Inventory	757	1,198
Deferred tax benefits	13,949	13,920
Prepaid expenses and other current assets	4,078	4,917
Total current assets	63,932	99,267
Fixed assets, net	3,723	2,959
Purchased and internally developed software costs, net	533	704
Goodwill	59,156	55,456
Acquired intangibles, net	35,561	35,502
Deferred tax benefits, net	19,323	14,642
Other assets (2)	2,560	1,519
Total assets	$184,788	$210,049

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,289	$6,118
Accrued expenses and other current liabilities	27,714	29,467
Deferred revenue	7,660	6,854
Bank note payable	-	20,000
Capital lease	124	-
Total current liabilities	42,787	62,439

Other long term liabilities, net of current portion	2,784	2,943
Deferred revenue, net of current portion	100	65
Capital lease, net of current portion	217	-
Total liabilities	45,888	65,447

Commitments and contingencies
Shareholders' equity:
Common stock, no par value, 100,000,000 shares authorized; 26,562,810 and 26,383,277 shares issued and outstanding at September 30, 2008 and March 31, 2008, respectively	164,771	163,251
Accumulated other comprehensive loss	(1,586)	(1,697)
Accumulated deficit	(24,285)	(16,952)
Total shareholders' equity	138,900	144,602
Total liabilities and shareholders' equity	$184,788	$210,049

(1) The consolidated balance sheet at March 31, 2008 has been derived from the Company's audited consolidated financial statements included in the Company's 2008 Annual Report on Form10-K.

(2) Included in "Other assets" select auction variable rate securities of $0.9 million.

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

Sonic Solutions
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
Second Quarter Ended September 30, 2008
(In thousands, except per share amounts - unaudited)

	Three Months Ended

	September 30, 2008		September 30, 2008	September 30, 2007		September 30, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net revenue	$31,076	$-	$31,076	$32,270	$-	$32,270

Cost of revenue	9,350	(1,335)	8,015	8,756	(1,196)	7,560

Acquisition-related intangible amortization	1,335	(1,335)	-	1,196	(1,196)	-

Gross profit	21,726	1,335	23,061	23,514	1,196	24,710

Gross margin	70%		74%	73%		77%

Operating expenses	25,664	(1,016)	24,648	27,760	(2,123)	25,637

Share-based compensation expense (1)	706	(706)	-	342	(342)	-
Stock option review expense (2)	43	(43)	-	1,536	(1,536)	-
Restructuring expense (3)	267	(267)	-	245	(245)	-
Operating income (loss)	(3,938)	2,351	(1,587)	(4,246)	3,319	(927)

Operating margin	(13)%		(5)%	(13)%		(3)%

Other income (expense), net	(476)	-	(476)	689	-	689

Income (loss) before income taxes	(4,414)	2,351	(2,063)	(3,557)	3,319	(238)

Provision (benefit) for income taxes *	(720)	105	(825)	(1,404)	1,309	(95)

Net income (loss)	$(3,694)	$2,246	$(1,238)	$(2,153)	$2,010	$(143)

Net income (loss) per share:
Basic	$(0.14)		$(0.05)	$(0.08)		$(0.01)
Diluted	$(0.14)		$(0.05)	$(0.08)		$(0.01)

Shares used in computing net income (loss) per share:
Basic	26,533		26,533	26,223		26,223
Diluted	26,533		26,533	26,223		26,223

(1) Share-based compensation expense consists of:
Marketing and sales	$291	$169
Research and development	$62	$113
General and administrative	$353	$60
	$706	$342

(2) Stock option review expense is included in General and Administrative expense on a GAAP basis.

(3) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.

* Tax adjustment calculated by applying second quarter ended September 30, 2008 effective tax rate of 40%.

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

Sonic Solutions
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
Six Months Ended September 30, 2008
(In thousands, except per share amounts - unaudited)

	Six Months Ended

	September 30, 2008		September 30, 2008	September 30, 2007		September 30, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net revenue	$61,189	$-	$61,189	$62,381	$-	$62,381

Cost of revenue	17,055	(2,521)	14,534	16,684	(2,392)	14,292

Acquisition-related intangible amortization	2,521	(2,521)	-	2,392	(2,392)	-

Gross profit	44,134	2,521	46,655	45,697	2,392	48,089

Gross margin	72%		76%	73%		77%

Operating expenses	55,140	(3,274)	51,866	54,094	(4,863)	49,231

Share-based compensation expense (1)	1,227	(1,227)	-	825	(825)	-
Stock option review expense (2)	506	(506)	-	3,793	(3,793)	-
Restructuring expense (3)	1,541	(1,541)	-	245	(245)	-
Operating income (loss)	(11,006)	5,795	(5,211)	(8,397)	7,255	(1,142)

Operating margin	(18)%		(9)%	(13)%		(2)%

Other income (expense), net	(609)	-	(609)	1,030	-	1,030

Income (loss) before income taxes	(11,615)	5,795	(5,820)	(7,367)	7,255	(112)

Provision (benefit) for income taxes *	(4,282)	(1,954)	(2,328)	(3,257)	3,213	(44)

Net income (loss)	$(7,333)	$7,749	$(3,492)	$(4,110)	$4,042	$(68)

Net income (loss) per share:
Basic	$(0.28)		$(0.13)	$(0.16)		$(0.00)
Diluted	$(0.28)		$(0.13)	$(0.16)		$(0.00)

Shares used in computing net income (loss) per share:
Basic	26,474		26,474	26,210		26,210
Diluted	26,474		26,474	26,210		26,210

(1) Share-based compensation expense consists of:
Marketing and sales	$604	$411
Research and development	$119	$280
General and administrative	$504	$134
	$1,227	$825

(2) Stock option review expense is included in General and Administrative expense on a GAAP basis.

(3) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.

* Tax adjustment calculated by applying six months ended September 30, 2008 effective tax rate of 40%.

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) enables the creation, management, and enjoyment of digital media content through its Hollywood to Home™ products, services, and technologies. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD and Blu-ray Disc titles to the award-winning Roxio-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through the Qflix™ platform, Sonic is defining new models for the digital distribution of Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Hollywood to Home, Qflix, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Forward-Looking Statements

This press release and Sonic’s earnings conference call for the second fiscal quarter ended September 30, 2008 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, capitalization and other guidance for the fiscal quarter ending December 31, 2008 and fiscal quarter ending March 31, 2009. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•
the negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics;

•
the timely introduction and acceptance of new products and services, including but not limited to the rate of acceptance of Sonic’s Qflix initiative, online services and high-definition products by content owners, original equipment manufacturers and consumers;

•	competing products and services that may, now or in the future, be available to consumers;
•	pricing pressures associated with products or services offered by current or future competitors;
•	Sonic’s ability to maintain sufficient liquidity and continue to fund its capital needs;
•	the costs associated with new product and service introductions and the possible adverse effects on gross margins;
•	fluctuations in demand for Sonic products and services;
•	unforeseen increases in operating expenses;
•	loss of significant customers, major distributors or key suppliers;
•	risks related to acquisitions and the integration of acquired business, assets, personnel and systems;
•	risks associated with international operations;
•	risks associated with new or adverse government regulations and regulatory developments;
•	the loss of key management personnel;
•	costs of Sarbanes Oxley (“SOX”) compliance or business expansion;
•	costs associated with litigation or patent prosecution and intellectual property claims; and
•	changes in effective tax rates.

Revised: Sonic Solutions Reports Financial Results for
Second Quarter Ended September 30, 2008

Other risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to:

•	tax issues or liability that relate to adjustments to the measurement dates associated with stock options issued by Sonic;
•	unforeseen issues resulting from the restatement of Sonic’s financial statements and related matters; and
•	the impact of litigation related to Sonic’s stock options grant practices or any restatement of its financial statements.

This press release should be read in conjunction with Sonic’s most recent annual report on Form 10-K filed on June 23, 2008, Quarterly Report on Form 10-Q filed on November 10, 2008 and Sonic’s other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements unless otherwise required by law.

For more information, contact:	For more information, contact:

Sonic Solutions	Sonic Solutions Investor Relations

Paul Norris, E.V.P. and Acting Chief Financial Officer	Nils Erdmann, V.P. Investor Relations

Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008

Email: paul_norris@sonic.com	Email: nils_erdmann@sonic.com